Exhibit (a)(5)(D)

October 14, 2009

For Immediate Release

Company Name:  Dainippon Sumitomo Pharma Co., Ltd.

Representative:  Masayo Tada, President

(Securities Code: 4506, 1st Section of TSE and OSE)

Contact:  Atsuko Higuchi, Director, Public Relations

(Phone: +816-6203-1407)

Dainippon Sumitomo Pharma Co., Ltd. Completes Tender Offer for Sepracor Inc.

Dainippon Sumitomo Pharma Co., Ltd. (Head Office: Osaka, Japan; President: Masayo Tada; hereafter, “DSP”) today announced the successful completion of a tender offer (the “Tender Offer”) launched by Aptiom, Inc. (Head Office: Delaware, USA; hereafter, “Aptiom”), a wholly owned subsidiary of Dainippon Sumitomo Pharma America Holdings, Inc. (Head Office: New Jersey, USA; hereafter, “U.S. Holding Company”), which is a holding company wholly owned by DSP, for all of the outstanding common shares of Sepracor Inc. (Head Office: Marlborough, Massachusetts, USA; President and CEO: Adrian Adams; listed on NASDAQ; hereafter, “Sepracor”).  The Tender Offer was launched on September 15, 2009 (New York City Time) and was completed at midnight at the end of the day on October 13, 2009 (New York City Time).

1.  Outline of the Tender Offer

(1)                Acquirer:  Aptiom

(2)                Tender Offer Target:  Sepracor

(3)                Type of Stock to be Purchased:  Common Stock (including the associated preferred stock purchase rights)

(4)                Tender Offer Period:

From September 15, 2009 through October 13, 2009 (20 business days)

(5)                Tender Offer Price:  $23.00 per share in cash, without interest, subject to applicable withholding of taxes

(6)                Minimum Number of Shares to be Purchased:

The number of tendered shares must be equal to at least a majority of the total outstanding shares of Sepracor’s common stock on a fully diluted basis (as defined in the definitive agreement) as of the expiration of the Tender Offer.

2.               Results of the Tender Offer

(1)                Status of Tendered Shares (as of 00:00, October 14, 2009, New York City Time)

Ratio of the number of shares planned to be purchased to the number of outstanding shares:  100%

Ratio of the number of currently tendered shares to the number of outstanding shares: approximately 78.2%

(Excluding approximately 12.5% (13,881,625 shares) tendered through Notice of Guaranteed Delivery (*1))

(2)                Outcome of the Tender Offer:

Since the number of tendered shares satisfies the Minimum Condition set forth in 1.(6), DSP will purchase all tendered shares.

(3)                Funds necessary for the payment for all tendered shares:  Approximately $2.0 billion

3.               After Completion of the Tender Offer

Aptiom has commenced a subsequent offering period (*2) to acquire all of the remaining shares of Sepracor that were not tendered in the initial offering period. The subsequent offering period will commence on October 14, 2009 and will expire at 17:00, October 19, 2009 (New York City Time). During the subsequent offering period, holders of shares of Sepracor common stock who did not previously tender their shares in the offer may do so under the same conditions as during the initial offering period except: (1) shares cannot be delivered by using the guaranteed delivery procedure, and (2) pursuant to applicable law, shares tendered during the subsequent offer period may not be withdrawn.

After expiration of the subsequent offering period, if Aptiom obtains at least 90% of the outstanding shares of Sepracor, Aptiom will implement a short-form merger (a merger procedure permitted under Delaware law which does not require a general shareholders’ meeting), whereby Aptiom will be merged into Sepracor and Sepracor will continue as the surviving company.  As a result, Sepracor will become a wholly-owned subsidiary of U.S. Holding Company and trading of Sepracor common stock on the NASDAQ Global Select Market will cease and Sepracor’s reporting obligations will be suspended. Upon the short-form merger, non-tendered shares of Sepracor will automatically be cancelled and, subject to the exercise of statutory appraisal rights under Delaware law, converted into the right to receive $23.00 per share in cash, without interest, subject to applicable withholding of taxes.

Details of the financial impact from the Tender Offer will be announced in due course.

(*1)  Notice of Guaranteed Delivery

Notice of Guaranteed Delivery is a document enabling a stockholder who is unable for certain reasons to complete the required procedures to tender shares prior to the expiration of the tender offer to do so through an eligible financial institution within three trading days following the closing of the tender offer.

(*2)  Subsequent Offering Period

After the initial offering period, a subsequent offering period during which shares may be tendered may be provided to shareholders of the tender offer target who did not tender their shares prior to the expiration of the initial offering period.

Forward-Looking Statements

This announcement contains forward-looking statements that involve significant risks and uncertainties. All statements that are not historical facts are forward-looking statements, including: statements that are preceded by, followed by, or that include the words “will,” “believes,” “anticipates,” “plans,” “expects,” “could,” “should” or similar expressions; statements regarding the anticipated timing of filings and approvals relating to the transaction; statements regarding the expected timing of the completion of the merger and the other transactions discussed herein; statements regarding the ability to complete the transaction considering the various closing conditions; statements regarding the anticipated timing of payment for shares validly tendered and not properly withdrawn in the offer; and any statements of assumptions underlying any of the foregoing. All estimated or anticipated future results, product performance or other non-historical facts are forward-looking and reflect DSP’s current perspective on existing trends and information. Investors and security holders are cautioned not to place undue reliance on these forward-looking statements. Actual results could differ materially from those currently anticipated due to a number of risks and uncertainties that are subject to change based on factors that are, in many instances, beyond DSP’s control. Risks and uncertainties that could cause results to differ from expectations include: uncertainties as to the timing of the merger; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, licensees, other business partners or governmental entities, other business effects, including the effects of industry, economic or political conditions outside of DSP’s control; transaction costs; actual or contingent liabilities; or other risks and uncertainties discussed in documents filed with the U.S. Securities and Exchange Commission (SEC) by Sepracor, as well as the tender offer documents filed by Aptiom and the Solicitation/Recommendation Statement filed by Sepracor. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on DSP’s results of operations or financial condition. DSP does not undertake any obligation to update or revise any forward-looking statements as a result of new information, future developments or otherwise.

Additional Information

THIS ANNOUNCEMENT IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE AN OFFER TO PURCHASE OR A SOLICITATION OF AN OFFER TO SELL SEPRACOR’S COMMON STOCK.  THE TENDER OFFER IS BEING MADE PURSUANT TO A TENDER OFFER STATEMENT ON SCHEDULE TO (INCLUDING THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND OTHER RELATED TENDER OFFER MATERIALS) THAT WAS FILED BY APTIOM WITH THE SEC ON SEPTEMBER 15, 2009.  THESE MATERIALS AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 FILED WITH THE SEC BY SEPRACOR ON SEPTEMBER 15, 2009, AS THEY HAVE BEEN AMENDED AND SUPPLEMENTED AND MAY FURTHER BE AMENDED AND SUPPLEMENTED FROM TIME TO TIME, CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE TENDER OFFER, THAT SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER.  INVESTORS AND STOCKHOLDERS CAN OBTAIN A FREE COPY OF THESE MATERIALS AND OTHER DOCUMENTS FILED BY APTIOM WITH THE SEC AT THE WEBSITE MAINTAINED BY THE SEC AT HTTP://WWW.SEC.GOV.  THE TENDER OFFER MATERIALS MAY ALSO BE OBTAINED FOR FREE BY CONTACTING THE INFORMATION AGENT FOR THE TENDER OFFER, GEORGESON INC., AT 1-212-440-9800 FOR BANKS AND BROKERS AND TOLL FREE AT 1-888-877-5330 FOR STOCKHOLDERS AND ALL OTHERS, OR BY WRITING TO 199 WATER STREET, 26TH FLOOR, NEW YORK, NY 10038.  INVESTORS AND SECURITY HOLDERS MAY ALSO OBTAIN FREE COPIES OF THESE DOCUMENTS THAT ARE FILED WITH THE SEC FROM SEPRACOR AT HTTP://WWW.SEPRACOR.COM.